Exhibit 10.8

AUTHORIZED DIGITAL CINEMA RESELLER MASTER AGREEMENT

This DIGITAL CINEMA RESELLER Agreement (“Agreement”) is made as of May 23, 2005 (“Effective Date”), by and between NEC Solutions (America), Inc., a Delaware corporation having a place of business at 4111 West Alameda Avenue, Suite 412 Burbank, California  91505(hereinafter called “NEC”), and Ballantyne of Omaha, Inc., a Delaware corporation, having its principal place of business at 4350 McKinley Street, Omaha, Nebraska  68112 (“hereinafter referred to as RESELLER”).  For purposes of this Agreement, RESELLER refers to RESELLER, its employees, contractors, and agents.

BACKGROUND

NEC markets digital cinema products, and cinema advertising products, related NEC Software (hereinafter referred to as “NEC Products” or “Products”), Services and CineCast Software.   NEC Products and Services to be included under this Agreement shall be specified in Addendum A.  NEC desires to obtain the services of RESELLER and RESELLER desires to provide services to NEC in accordance with the terms, conditions, and covenants set forth in this Agreement.  Accordingly, in consideration of the mutual covenants and undertakings set forth herein, the parties hereby agree as follows:

AGREEMENT

1.                                                         APPOINTMENT AND ACCEPTANCE

1.1                                                    NEC hereby appoints RESELLER as an authorized, non-exclusive RESELLER of NEC Products, Services, and CineCast Software in the Territory.

1.2                                                    Territory is the United States of America, Canada, Central and South America, and the Caribbean Islands.

1.3                                                    RESELLER’s appointment is made solely for the purpose of resale of the PRODUCTS to end-user customers.  Prices and additional Terms and Conditions for applicable PRODUCTS are set forth in the Addendum(a).

1.4                                                    Other specified products may be added as PRODUCTS by NEC during the Term of this Agreement or any renewal hereof.  Those PRODUCTS may be subject to additional terms and requirements as determined by NEC. NEC is not obligated to add any additional products and NEC reserves the right at any time to change, modify, or discontinue any model or type of PRODUCTS.

1.5                                                    NEC will have the right, from time to time, at its sole discretion, to increase or decrease the number of authorized NEC resellers in the vicinity of RESELLER’s authorized location(s) or elsewhere without advance notice to RESELLER.

1.6                                                    RESELLER accepts its appointment hereunder.

2.                                                         RESPONSIBILITIES OF RESELLER

2.1                                                    RESELLER will represent to all of its present and future customers that NEC is the digital cinema solutions provider of RESELLER’s choice for digital cinema products, cinema advertising products and services. RESELLER will use best efforts to market and sell NEC Products, Services and CineCast Software.

2.2                                                    RESELLER shall employ and maintain adequately trained and competent office and sales personnel in numbers sufficient to carry out and perform properly and fully all of RESELLER’s obligations and responsibilities under this Agreement.

2.3                                                    RESELLER shall furnish NEC, at intervals prescribed by NEC, with sales call reports, sales forecasts, and such other information pertinent to RESELLER’s performance hereunder as NEC may request.

2.4                                                    RESELLER shall keep NEC informed as to competitive and economic conditions within the market channels which may affect the marketing or sales of NEC Products or Services.

2.5                                                    RESELLER shall make best efforts to attend meetings and trade shows required by NEC.

2.6                                                    In the event that RESELLER becomes aware of any actual or potential claim against NEC by any person or entity, RESELLER shall notify NEC immediately.

2.7                                                    RESELLER and its staff at all times shall conduct themselves in a manner consistent with the high image, reputation, and credibility of NEC and shall engage in no activities which reflect adversely on NEC.

2.8                                                    RESELLER shall comply with all applicable federal, state, and local laws and regulations in performing its responsibilities hereunder.

3.                                                         COMPETITIVE PRODUCTS

3.1                                                    Unless authorized by NEC in writing, RESELLER shall not at any time during the term of this Agreement, act as a reseller or otherwise sell or promote any other digital cinema projectors.

4.                                                         TAXES

4.1                                                   Prices are exclusive of all sales, use and like taxes. RESELLER will pay all taxes associated with the sale and licensing of all NEC PRODUCTS purchased or licensed under this Agreement exclusive of taxes based on NEC’s income. Any taxes will be in addition to the prices of the PRODUCTS and if required to be collected or paid by NEC, will be reimbursed by RESELLER to NEC. If claiming a sales tax exemption, RESELLER must provide that information to NEC at the time it submits this Agreement and provide NEC with valid tax exemption certificates for those states where deliveries are to be made at the time RESELLER’s purchase order is submitted.

5.                                                        PURCHASE ORDERS, SHIPMENTS, CANCELLATIONS & CHANGES

5.1                                                   Each of RESELLER’s orders is subject to NEC’s acceptance or rejection. In addition to any specific rights of rejection set forth in this Agreement, NEC will have the right, for any reason whatsoever, to reject any order, in whole or in part.

5.2                                                   To receive PRODUCTS, RESELLER must deliver to NEC a hard copy purchase order or follow the procedure set forth in Section 5.2(a).  All RESELLER purchase orders must reference the assigned customer number.  NEC reserves the right to reject any order which is not NEC credit-approved or does not conform with the provisions of this Agreement.  All orders accepted for delivery will be governed exclusively by the terms and conditions of this Agreement. Unless NEC expressly agrees in writing, no additional or different terms and conditions appearing on the face or reverse side of any order issued by RESELLER will become part of that order. Acknowledgment of RESELLER’s purchase order by NEC will not constitute acceptance of any additional or different terms and conditions.

a.                                                 In the event that RESELLER elects the following procedure, then in lieu of submitting a hard copy purchase order, RESELLER may order PRODUCTS by submitting a purchase order via facsimile machine or other electronic means acceptable to NEC. By executing this Agreement, RESELLER authorizes NEC to accept orders communicated to NEC by facsimile machine or other electronic means acceptable to NEC. All those orders described in this Section 5.2 will be binding upon RESELLER and are subject to acceptance by NEC.

b.                                                The authorization to accept orders as described in Section 5.2(a) will remain in effect until NEC’s Sales Order Administration Department receives written notification by certified mail terminating that procedure. Unless NEC agrees otherwise in writing, no termination of this procedure will affect or cancel any order which has been accepted or shipped by NEC.

5.3                                                   Unless otherwise stated in the applicable Product Addendum(a) attached hereto, for standard PRODUCT, RESELLER may cancel a shipment or request changes in a scheduled shipment date at no charge up to five (5) business days prior to shipment.  In the event RESELLER cancels a shipment within five (5) business days of shipment, a change order of five percent (5%) of the shipment’s price will be levied.  No cancellation or change may be made after shipment.

5.4                                                   Shipments are subject to availability. NEC will use reasonable efforts to meet any scheduled shipment date, but reserves the right to schedule and/or reschedule any order, at its discretion. NEC will not be liable for delay in meeting a scheduled shipment date for any reason. If PRODUCTS are in short supply, NEC will allocate them equitably, at NEC’s discretion, among resellers and all other sales channels. NEC will have the right to make partial shipments with respect to RESELLER’s orders, which shipments will be invoiced separately and paid for when due, without regard to subsequent shipments.  Delay in shipment or delivery of any particular installment will not relieve RESELLER of its obligation to accept the remaining installments. NEC WILL NOT BE LIABLE TO RESELLER FOR ANY DAMAGES, WHETHER INCIDENTAL, CONSEQUENTIAL, OR OTHERWISE FOR FAILURE TO FILL ORDERS, DELAYS IN SHIPMENT OR DELIVERY, OR ANY ERROR IN THE FILLING OF ORDERS, REGARDLESS OF THE CAUSE.

5.5                                                   All PRODUCTS shall be delivered to RESELLER F.O.B. Origin. Transportation costs, insurance coverage and all other expenses applicable to shipment from NEC to RESELLER’s identified delivery place will be the responsibility of RESELLER.  Upon transfer to the common carrier, title to all PRODUCTS shall pass to RESELLER (except that Title to all Licensed Programs remains in NEC or its licensor) and all risk of loss or damage to the PRODUCTS shall be borne by RESELLER.

6.                                                        PRICE AND PAYMENT TERMS

6.1                                                   Prices for the PRODUCTS purchased/licensed under this Agreement will be as specified in the applicable NEC price list prevailing at the time NEC receives a purchase order. In the event of a price increase, RESELLER may cancel any unshipped orders by written notice to NEC within ten (10) days of receipt of notice of the price increase.

6.2                                                   Subject to credit approval by NEC, payment is due within thirty (30) days from the date of invoice.

7.                                                        RELATIONSHIP OF THE PARTIES

7.1                                                    RESELLER acknowledges that it has its own independently established business which is separate and apart from NEC’s business.  RESELLER shall, at all times, be considered an independent contractor with respect to its relationship with NEC.  Nothing contained in this Agreement shall be deemed to create the relationship of employer and employee, master and servant, franchiser and franchisee, partnership or joint venture between the parties.

7.2                                                   Any commitment made by RESELLER or its selling locations to its end-user customers with respect to quantities, delivery, modification, interfacing capability, suitability of software or hardware, or suitability of the PRODUCTS in specific applications will be RESELLER’s sole responsibility, unless prior written approval is obtained from an officer of NEC.  RESELLER has no authority to modify any warranty or end user license agreement contained in this Agreement or the Product Addendum(a) or make any other commitment on behalf of NEC, and RESELLER will indemnify, defend and hold NEC harmless from any liability, suit or proceeding for any modified warranty or other commitment made by RESELLER or its selling locations.

8.                                                        CREDIT AND FINANCIAL REQUIREMENTS

8.1                                                   RESELLER represents and warrants to NEC that RESELLER is in a good and substantial financial condition and is able to pay all bills when due. RESELLER will, from time to time, furnish any financial statements or additional information as may be requested by NEC to enable NEC to determine RESELLER’s financial condition.

8.2                                                   RESELLER, at all times, will comply with the terms, conditions and policies established by the Credit Department of NEC, including, but not limited to, those set forth in the NEC Credit Application, applicable Guaranties and Security Agreement(s).  If NEC extends credit to RESELLER, those agreements are incorporated by reference.

8.3                                                   NEC, at its option, may extend credit to RESELLER or may require, at any time, that sales be made on an advance-payment basis if, in NEC’s sole judgment, RESELLER does not qualify for credit.  If credit is extended, NEC will have the right to establish credit limits for RESELLER and to change those credit limits or any other financial requirements, from time to time, at NEC’s sole discretion.

8.4                                                   Sales will be made on the payment terms in effect at the time that an order is accepted, and RESELLER will pay all invoices when due.  RESELLER will refrain from making deductions of any kind from any payments due NEC unless a credit memorandum has been issued by NEC to RESELLER.  No payment by RESELLER to NEC of any lesser amount than that due to NEC will be deemed to be other than a payment on account, and no endorsement or statement on any check or in any letter accompanying any check or other payment will be deemed an accord and satisfaction.  NEC may accept any payment without prejudice to NEC’s right to recover any remaining balance or to pursue any other remedy provided in this Agreement, in any Security Agreement(s) executed by the parties, or by applicable law.

8.5                                                   If RESELLER becomes delinquent in payment obligations or other credit or financial requirements established by NEC, or, if in the sole judgment of NEC, RESELLER’s credit becomes impaired, NEC will have any or all of the following rights and remedies in addition to any other rights and remedies provided in this Agreement, in any Security Agreement(s) executed by the parties, or by applicable law:

a.                                                 NEC may refuse to accept any new orders, may cancel or delay shipment of any orders accepted previously, or may stop any shipments in transit whereupon, the parties agree that title to those PRODUCTS will revert to NEC.  RESELLER will pay NEC the difference between the amounts originally owed for those PRODUCTS and the amount for which NEC is able to sell those PRODUCTS.

b.                                                If NEC previously has extended credit to RESELLER, and NEC elects to make further sales to RESELLER, NEC may refuse to extend further credit and may require payment on an advance-payment basis.

c.                                                 NEC may declare all outstanding amounts immediately due and payable, notwithstanding any credit terms previously in effect.

8.6                                                   NEC WILL NOT BE LIABLE TO RESELLER FOR LOSSES OR DAMAGES OF ANY KIND AS A RESULT OF THE EXERCISE BY NEC OF ITS RIGHTS AND REMEDIES HEREUNDER.

8.7                                                   INTEREST WILL ACCRUE ON ALL DELINQUENT AMOUNTS AT THE RATE OF ONE AND ONE-HALF PERCENT (1½%) PER MONTH (EIGHTEEN PERCENT [18%] PER ANNUM) FROM THE DUE DATE OF INVOICE.  However, if the maximum rate of interest permitted by applicable law or regulations is less than that provided for herein, then the interest will be reduced to the maximum allowable rate.

8.8                                                   In the event that it becomes necessary for NEC to institute litigation to collect sums owed by RESELLER, NEC will be entitled to an award of reasonable attorneys’ fees and costs incurred by NEC in connection with the litigation, if a judgment in NEC’s favor is entered in the litigation.

9.                                                         RESELLER’S BUSINESS EXPENSES

9.1                                                    RESELLER shall bear the entire responsibility for any and all expenses incurred in connection with its business (including, but not limited to, leasehold expenses, salaries, telephone, and traveling expenses), and NEC shall not be obligated to pay any such expenses or to reimburse RESELLER unless otherwise agreed to in writing between the parties.

10.                                                  LIMITED WARRANTY

10.1                                              NEC extends a limited warranty solely to end-user customers for NEC Products as set forth in the Limited Warranty Statement accompanying each NEC Product. Limited warranties as they pertain to NEC’s Software are contained in the applicable End User License Agreement or maintenance agreements.  The CineCast Software is provided AS IS, AS AVAILABLE and WITH ALL FAULTS.

10.2                                             RESELLER will make no warranty representation on NEC’s behalf beyond those contained in the applicable Limited Warranty Statement. The warranty shall commence when the PRODUCTS are resold and/or licensed to the end-user by RESELLER, subject to the terms and conditions of the Limited Warranty Statement.  NEC makes no warranty to RESELLER with respect to the PRODUCTS. In the event any PRODUCT fails to operate, according to NEC’s specifications, prior to being resold to an end-user, RESELLER’s exclusive remedy and NEC’s sole responsibility shall be (1) to repair the PRODUCT or (2), the return and replacement of the PRODUCT in accordance with NEC’s then prevailing policy.

10.3                                             The above warranty is contingent upon the proper use of the PRODUCTS and will not apply to PRODUCTS on which the original identification marks have been removed or altered. In addition, this warranty shall not apply to defects or failure due to: (i) accident, neglect or misuse; (ii) failure or defect of electrical power, external electrical circuitry, air-conditioning or humidity control; (iii) the use of items not provided by NEC; (iv) unusual stress; (v) any party other than NEC or an authorized NEC representative modifying, adjusting, repairing, servicing or installing the PRODUCT.

10.4                                             EXCEPT FOR THE EXPRESS WARRANTY CONTAINED IN THE LIMITED WARRANTY STATEMENT ACCOMPANYING THE PRODUCT, NEC DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. NO REPRESENTATION OR OTHER AFFIRMATION OF FACT, INCLUDING, BUT NOT LIMITED TO, STATEMENTS REGARDING CAPACITY, SUITABILITY FOR USE OR PERFORMANCE OF PRODUCTS, WHETHER MADE BY NEC’S EMPLOYEES OR OTHERWISE, WHICH IS NOT CONTAINED IN THIS AGREEMENT, SHALL NOT BE DEEMED TO BE A WARRANTY BY NEC FOR ANY PURPOSE, OR GIVE RISE TO ANY LIABILITY OF NEC WHATSOEVER.  THE WARRANTIES AND CORRESPONDING REMEDIES AS STATED IN THIS SECTION ARE EXCLUSIVE AND IN LIEU OF ALL OTHERS WRITTEN OR ORAL.

11.                                                 CONFIDENTIAL INFORMATION

11.1                                             In the performance of this Agreement, each party may have access to confidential, proprietary or trade secret information owned or provided by the other party relating to products, marketing plans, business plans, financial information, specifications, flow charts and other data (“Confidential Information”).  All Confidential Information supplied by one party to another pursuant to this Agreement shall remain the exclusive property of the disclosing party.  The receiving party shall use such Confidential Information only for the purposes of this Agreement and shall not copy, disclose, convey or transfer any of the Confidential Information or any part thereof to any third party.  Neither party shall have any obligation with respect to Confidential Information which: (i) is or becomes generally known to the public by any means other than a breach of the obligations of a receiving party; (ii) was previously known to the receiving party; or (iii) is independently developed by the receiving party.

12.                                                  TRADEMARKS

12.1                                             RESELLER shall not use any NEC owned or licensed trademark or trade name in a way that implies RESELLER is an agency or branch of NEC.  RESELLER will immediately change or discontinue any use as requested by NEC.

12.2                                             RESELLER shall not register or use any NEC owned or licensed trademark or trade name, in whole or in part, as a domain name on the Internet without prior written approval of NEC.

12.3                                             RESELLER has no right, title or interest in any NEC trademark or trade name and is not authorized to use any NEC trademark or trade name other than the designated trademarks. Any rights in any NEC trademark or trade name acquired through RESELLER’S use belong solely to NEC. Upon termination of this Agreement, RESELLER will discontinue any representations that it is an Authorized RESELLER.

13.                                                  CHANGES

13.1                                              NEC reserves the right at any time to change, modify, or discontinue any model or type of Products or Services but will provide at least thirty days notice to RESELLER.

14.                                                  DURATION OF AGREEMENT/TERMINATION

14.1                                              This Agreement shall become effective as of the Effective Date and shall remain in full force and effect for an initial term of three years and, unless terminated sooner as hereinafter provided, shall automatically renew for additional twelve (12) month successive term(s).  NEITHER PARTY SHALL BE OBLIGATED TO EXTEND THE DURATION OF THIS AGREEMENT UPON THE EXPIRATION OF THE INITIAL TERM OR ANY SUCCEEDING TERM.

14.2                                             Either RESELLER or NEC may terminate this Agreement without cause at any time during the initial term or any succeeding term. If the termination is without cause, ninety (90) days advance written notice must be provided by the terminating party to the other party. Each party acknowledges that such period is adequate to allow it to take all actions required to adjust its business operations in anticipation of termination.

14.3                                             Either party may terminate this Agreement if the other party commits a breach of any obligation hereunder which is not remedied within thirty (30) days of receipt of written notice specifying that breach.  Cause includes but is not limited to the following:  termination by either party if the other party assigns or attempts to assign this Agreement, except as permitted hereunder, liquidates or terminates its business, is adjudicated as bankrupt, makes an assignment for the benefit of creditors, invokes the provisions of any law for the relief of debtors, or files or has filed against it any similar proceeding.

14.4                                             Upon expiration or termination of this Agreement, RESELLER shall cease holding itself out in any fashion as a RESELLER for NEC, and shall return to NEC, all sales literature, price lists, customer lists, and any other documents, materials, or tangible items pertaining to NEC’s business.

14.5                                             Termination of this Agreement or Addendum(a) will not affect any of RESELLER’s pre-termination obligations, including, but not limited to, any outstanding payment obligations hereunder. Any termination of this Agreement or Addendum(a) will be without prejudice to the enforcement of any undischarged obligations owing NEC existing at the time of termination.

14.6                                             Upon any termination of this Agreement, any orders outstanding and unshipped as of the termination date will be deemed canceled, and NEC will have no obligation to fill same. Notwithstanding the foregoing, NEC shall be obligated to fill all orders accepted prior to receipt of the notice of cancellation provided that that this Agreement is not terminated by NEC for cause.  If this Agreement is terminated by either party with advance notice, NEC will have the right to reject all or part of any orders received from RESELLER during the period after notice but prior to the effective date of termination (hereinafter called “the final period”) if availability of the PRODUCTS is insufficient at that time to meet the needs of NEC and its customers fully. In any event, NEC may limit shipments during the final period to an amount not exceeding RESELLER’s average monthly purchases from NEC during the three (3) months prior to the month in which notice of termination is provided. Notwithstanding any credit terms made available to RESELLER prior to that time, any of the PRODUCTS shipped by NEC to RESELLER during the final period must be paid for by certified or cashier’s check prior to shipment.

14.7                                             Within ten (10) days following the effective date of any termination of this Agreement, RESELLER will submit to NEC, if requested by NEC, a list of all PRODUCTS sold by NEC to RESELLER and remaining in RESELLER’s inventory as of that effective date. NEC will have the option to repurchase any or all of those PRODUCTS, but will not be required to do so. If NEC desires to exercise its option hereunder, it will notify RESELLER within thirty (30) days after receipt of the PRODUCT list from RESELLER. Upon receipt of notice, RESELLER, at its expense, will cause those PRODUCTS selected by NEC for repurchase to be delivered to those location(s) in the U.S.A. as NEC may designate. NEC will have the right to inspect all returned merchandise before establishing final disposition, and will be entitled to reject and return to RESELLER, freight collect, any PRODUCTS which, in NEC’s sole judgment, are in unacceptable condition. RESELLER will be credited for any accepted PRODUCTS at prices agreed upon between the parties, but in no event will the credit be greater than the respective prices paid by RESELLER for those PRODUCTS, less the costs of any necessary repair, refurbishing or repackaging.

14.8                                             THIS AGREEMENT IS EXECUTED BY BOTH NEC AND RESELLER WITH THE KNOWLEDGE THAT IT MAY BE TERMINATED OR NOT RENEWED.  NEITHER RESELLER NOR NEC SHALL BE LIABLE TO THE OTHER FOR COMPENSATION, REIMBURSEMENT FOR EXPENSES, LOST PROFITS, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES OF ANY OTHER KIND OR CHARACTER, BECAUSE OF ANY EXERCISE OF ITS RIGHT TO TERMINATE THIS AGREEMENT AS PROVIDED HEREUNDER, OR BECAUSE OF ANY ELECTION TO REFRAIN FROM EXTENDING THE DURATION OF THIS AGREEMENT UPON THE EXPIRATION OF THE INITIAL TERM OR ANY SUCCEEDING TERM.

15.                                                  OPTIONAL PROGRAMS

15.1                                             NEC may, from time to time, but with no obligation to do so, offer various programs (“Programs”) as defined in those Program Guides, to its Resellers, such as, but not limited to, Soft Dollar Programs, Promotions and Rebates. If RESELLER elects to participate in any type of Program(s) offered by NEC to its Resellers, then RESELLER agrees to comply with and be governed by the terms and conditions of those Program(s), including any policies and procedures applicable thereto. In all cases where participating in those Program(s) may require RESELLER to enter into separate agreements with third parties, or where those Programs are administered by third parties, RESELLER agrees that NEC will have no liability arising out of or in connection with that Program.

16.                                                  RESERVED.

17.                                                  GOVERNMENT EXPORT RESTRICTION

17.1                                              RESELLER agrees that the PRODUCTS purchased hereunder will not be exported directly or indirectly, separately or as part of a system without first obtaining a license from the U.S. Department of Commerce or any other appropriate agency of the U.S. Government, as required. RESELLER also acknowledges that the PRODUCT may contain crypotographic material that may be subject to US export laws and/or subject to other countries’ import and export laws.  The RESELLER will be solely responsible for complying with any export or import restrictions.

18.                                                  GOVERNMENT PROCUREMENT

18.1                                           No United States Government procurement terms and conditions will be deemed included hereunder or binding on either party, unless specifically accepted in writing and signed by both parties.

19.                                                  INDEMNITY AND LIMITATION OF LIABILITY

19.1                                              RESELLER agrees to and does hereby fully indemnify, defend and hold harmless NEC, its parent, subsidiaries and affiliates and the officers, directors, and employees, (hereinafter referred to in this paragraph as “the Indemnified Parties”), at RESELLER’s own expense, from and against any claim, suit, cause of action, proceeding or liability (including without limitation, reasonable attorneys’ fees and court costs), brought against any of the Indemnified Parties by a third party directly or indirectly based upon or related to any breach by RESELLER of this Agreement or any other omissions or acts of RESELLER, its employees or agents, which are outside the scope of RESELLER’s authority hereunder.  NEC shall notify RESELLER in writing of such claim and provide RESELLER reasonable assistance (at RESELLER’s expense) for the defense of the same.  RESELLER shall pay all damages or settlements resulting from the claim, but RESELLER shall not be responsible for any settlement made without RESELLER’s prior written consent.  NEC reserves the right to participate in any such litigation with counsel of its own choosing, at NEC’s own expense.

19.2                                             NEC will defend RESELLER against a claim that a digital cinema hardware product or a cinema advertising hardware product (“Hardware Product”) supplied hereunder infringes a U.S. patent or copyright and NEC will pay any resulting cost, damages, and reasonable attorneys’ fees finally awarded, if RESELLER promptly notifies NEC in writing of the claim, NEC is given sole control of the defense and all related settlement negotiations, and RESELLER provides NEC complete information concerning the claim.

19.3                                             If any Hardware Product becomes or in NEC’s opinion is likely to become the subject of such a claim, RESELLER will permit NEC, at its option and expense, either to procure the right for RESELLER to continue using the Hardware Product or to replace or modify the same so that it becomes non-infringing; and if neither of the foregoing alternatives is available on terms that are commercially reasonable in NEC’s sole judgment, RESELLER will return the Hardware Product on written request by NEC. NEC agrees to grant RESELLER a credit for returned Hardware Product as depreciated. The depreciation will be an equal amount per year over the life of the Hardware Product as established by NEC.  The parties acknowledge and agree that NEC’s obligation under this Section 17 is conditioned on RESELLER’s agreement to the foregoing.

19.4                                             NEC will have no obligation to RESELLER under this Section 17 if any patent or copyright infringement or claim thereof is based upon:  (i) use of any Hardware Product in connection or in combination with equipment, software or devices not supplied by NEC; or (ii) RESELLER’s use of a Hardware Product other than it is intended; or (iii) the unauthorized modification of the Hardware Product by RESELLER; or (iv) NEC’s compliance with RESELLER’s designs, specifications or instructions.  RESELLER will indemnify, defend and hold harmless NEC from any loss, cost or expense suffered or incurred in connection with any suit, claim or proceeding brought against NEC which arises from any claim related to or arising from subsections (i) – (iv) of this Section 17.4.

19.5                                             The parties acknowledge and agree that the foregoing states NEC’s entire liability for patent and copyright infringements by Hardware Products furnished under this Agreement.

19.6                                             NOTWITHSTANDING ANY PROVISION TO THE CONTRARY, THE MAXIMUM LIABILITY OF NEC TO RESELLER, ITS CUSTOMERS OR ANY PERSON WHATSOEVER ARISING OUT OF THIS AGREEMENT OF OR IN CONNECTION WITH ANY SALE, LICENSE, USE OR OTHER EMPLOYMENT OF THE NEC PRODUCTS OR SERVICES, WHETHER SUCH LIABILITY ARISES FROM ANY CLAIM BASED UPON CONTRACT, WARRANTY, TORT, OR OTHERWISE, SHALL IN NO CASE EXCEED THE ACTUAL AMOUNTS PAID BY RESELLER TO NEC WITHIN THE PREVIOUS TWELVE MONTHS OF NEC’S ACKNOWLEDGMENT OF THE CLAIM.  IN NO EVENT SHALL NEC BE LIABLE TO RESELLER FOR ANY SPECIAL, INDIRECT, RELIANCE, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR FOR ANY DAMAGES RESULTING FROM

LOSS OF USE, DATA OR PROFITS, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

20.                                                  FORUM FOR DISPUTES AND WAIVER OF JURY TRIAL

20.1                                              If, during the term of this Agreement, or at any time after its termination, either NEC or RESELLER commences a suit, action, or other legal proceedings against the other, its officers, agents, employees, and/or ex-employees, arising out of or in connection with this Agreement, the breach thereof, or to its termination, whether or not other parties are also named therein, the forum for the same, including but not limited to, the forum of the trial, shall take place in accordance with this Section.  Any such action shall be brought exclusively in the appropriate state or federal courts located in the County of Santa Clara, State of California.

20.2                                             In the event that either NEC or RESELLER brings suit against the other party for any matter arising out of or in connection with this Agreement and the party which is sued is ultimately adjudicated to not have liability, then the party bringing suit agrees to pay the other party’s reasonable attorneys’ fees and litigation costs.

20.3                                              THE PARTIES MUTUALLY ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY RELATING IN ANY MANNER TO THIS AGREEMENT, ANY BREACH OF THIS AGREEMENT OR ITS TERMINATION MAY INVOLVE DIFFICULT OR COMPLEX ISSUES WHICH MAY BETTER BE UNDERSTOOD BY A JUDGE RATHER THAN A JURY.  ACCORDINGLY, THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL IN CONNECTION WITH ANY SUCH LITIGATION AND CONSENT TO A TRIAL BEFORE A JUDGE SITTING WITHOUT A JURY.

21.                                                  APPLICABLE LAW

21.1                                              This Agreement shall be governed and construed in all respects in accordance with the laws of the State of California, without giving effect to conflict of laws provisions.

22.                                                  MISCELLANEOUS

22.1                                              Assignment.  RESELLER is appointed as one of NEC’s RESELLERS because of NEC’s confidence in RESELLER, which confidence is personal in nature. RESELLER may not assign, transfer, or sell all or any of its rights under this Agreement (or delegate all or any of its obligations hereunder) without the prior written consent of NEC.  NEC may assign this Agreement only to a parent, subsidiary, or affiliated firm, or to another entity in connection with the sale or other transfer of all or substantially all of its business assets.  Subject to these restrictions, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties, their successors, and permitted assigns.

22.2                                              Notices.                                 Unless otherwise agreed to by the parties, all notices required under this Agreement shall be made personally or by certified mail, return receipt requested, and all notices shall be addressed to the attention of the party executing the Agreement or its successor; provided, however, that notices of PRODUCT, price and/or discount changes shall be made by regular first-class mail.

Notices will be addressed to the attention of:

If to NEC:	If to RESELLER:

NEC Solutions (America), Inc.	Ballantyne of Omaha, Inc.
Contracts Administration	John Wilmers
10850 Gold Center Drive, Suite 200	435 McKinley St.
Rancho Cordova, CA 95760	Omaha, NE 68112

With a copy to:
NEC Solutions (America), Inc.
Digital Cinema Division
4111 West Alameda Avenue, Suite 412
Burbank, CA 91505

22.3                                              Waiver.  Either party’s failure to enforce any provision of this Agreement will not be deemed a waiver of that provision or of the right to enforce it in the future.

22.4                                              Force Majeure.  Neither party shall be liable for its failure to perform hereunder due to “Force Majeure” conditions which shall be defined as contingencies beyond a party’s reasonable control, including, but not limited to, weather conditions, strikes, riots, wars, fire, acts of God, or acts in compliance with any law, order proclamation, regulation, ordinance, demand or requirement of any governmental agency. A party whose performance is prevented, restricted or interfered with by reason of a Force Majeure condition shall be excused from such performance to the extent of such Force Majeure condition so long as such party provides the other party with prompt written notice describing the Force Majeure condition and immediately continues performance whenever and to the extent such causes are removed.

22.5                                              Headings and Interpretation.  The paragraph headings contained herein are for reference only and shall not be considered as substantive parts of this Agreement.  The use of a singular or plural form shall include the other form, and the use of a masculine, feminine or neuter gender shall include the other genders.

22.6                                              Severability.  In the event that any of the provisions of this Agreement or the application of any such provisions to the parties hereto with respect to their obligations hereunder shall be held by a tribunal of competent jurisdiction to be unlawful or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected, impaired, or invalidated in any manner.

22.7                                              Entire Agreement.  This Agreement supersedes any and all other agreements, either oral or written, between the parties hereto with respect to the subject matter hereof, and contains all of the covenants and agreements between the parties with respect to said subject matter.  Each party to this Agreement acknowledges that no oral or written representations, inducements, promises or agreements have been made which are not embodied herein.  Except as otherwise provided in this Agreement, this Agreement may not be amended, modified or supplemented, except by a written instrument signed by both parties hereto.

22.8                                              Counterparts.  If this Agreement has been executed in multiple counterparts, each of which shall be deemed enforceable, without production of the others.

22.9                                             Authority.  If RESELLER is a sole proprietorship, the person executing this Agreement represents that he or she is the sole proprietor thereof.  If RESELLER is a partnership or corporation, the person executing this Agreement represents that he or she is either a general partner or a duly authorized corporate officer, as the case may be, and that he or she has full authority to enter into this Agreement on behalf of such partnership or corporation.

22.10                                       Audit.   RESELLER will maintain (and provide to NEC upon request with reasonable advance notice) relevant business and accounting records to support purchases made under this Agreement for a period of time as required by local law, but not for less than three (3) years following completion or termination of this Agreement.  All accounting records will be maintained in accordance with generally accepted accounting principles.

22.11                                       Survival.  Any provision contained in this Agreement that, by its nature, is intended to survive the expiration or termination of this Agreement shall so survive, including, but not limited to, Sections 9, and 17-20.

22.12                                       Order of Precedence.  In the event of conflict between any of the provisions of this Agreement, the Order of Precedence shall be as follows:

a)              Addendum “A”- Products

b)             Master Reseller Agreement;

c)              Special Addenda (when applicable).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date first set forth above.

ACCEPTED BY:	NEC SOLUTIONS (AMERICA), INC.

/s/ Ballantyne of Omaha, Inc.	/s/ Kurt W. Schwenk
RESELLER’s Full Legal Name	Authorized Signature
/s/ John Wilmers	Kurt W. Schwenk
Authorized Signature	Print Name
John Wilmers	General Manager DCD
Print Name	Title
President & CEO	May 25, 2005
Title	Date
May 23, 2005
Date